DISSOLUTION AGREEMENT

          THIS DISSOLUTION AGREEMENT (the "Agreement") set forth on this 31st day of October, 1995, by and between MAUI HOTELS ("Maui"), a Georgia Limited Partnership, whose General Partner is The Ritz-Carlton Hotel Company, KAPALUA INVESTMENT CORP. ("Kapalua"), a Hawaii corporation, and NI HAWAII RESORT, INC. ("NI Hawaii"), a Hawaii corporation, the foregoing constituting all the general partners of KAPTEL ASSOCIATES ("Kaptel" or the "Partnership"), a Hawaii General Partnership (for purposes of this Agreement the respective partners are collectively referred to as the "Partners");

                                      WITNESSETH THAT:

          WHEREAS, Kaptel, NI Hawaii and The Long-Term Credit Bank of Japan, Ltd. (the "Lender") entered into a Letter of Credit
Agreement dated September 26, 1990, as additional security for obligations of Kaptel under that certain Construction Loan
Agreement in the amount of $186,250,000.00 (the "Loan");

          WHEREAS, The Letter of Credit Agreement required NI Hawaii to secure two letters of credit in the aggregate amount of $35,000,000.00 (collectively the "Letters of Credit") in favor of the Lender whereby Lender may draw upon the Letters of Credit upon the occurrence of an event of default under the Loan and its related documents;

          WHEREAS, the Lender informed Kaptel that it is currently in default under the Loan and the Lender exercised its right to draw
$35,000,000.00 on the Letters of Credit;

          WHEREAS, Maui and Kapalua informed NI Hawaii that they do not intend to meet any capital call made for the purpose of reimbursing NI Hawaii for each Partner's respective obligation under the Amended and Restated Partnership Agreement of Kaptel Associates (the "Partnership Agreement") and that Maui and Kapalua agree to forego and waive the dilution process set forth in the Partnership Agreement by entering into this Agreement to transfer to NI Hawaii all of their respective Partnership interests in Kaptel;

          WHEREAS, it is the understanding of the Partners that upon completing said transfer, the Partnership shall dissolve, wind up and terminate pursuant to this Agreement;

          NOW, THEREFORE, for mutual promises, obligations and good and valuable consideration, the parties intending to be legally bound, the parties hereby agree as follows:

1.  Appointment of Managing Partner.

          As of the date of this Agreement, Maui agrees to resign as Managing Partner of the Partnership and Maui and Kapalua agree to appoint NI Hawaii as the Managing Partner. Upon appointing NI Hawaii as the Managing Partner, Maui agrees to provide NI Hawaii with any and all information, communication, documents and files in connection with its role as Managing Partner and agrees to further assist and cooperate in good faith with NI Hawaii during the transition of the Managing Partner role from Maui to NI Hawaii.

2.  Transfer of Partnership Interest.

          Maui and Kapalua agree that the amount of their respective capital calls exceed the value of their respective Partnership points and that if the Partners were to proceed with the dilution process set forth in Section 3.3.4 of the Partnership Agreement, their respective points in the Partnership would be zero.
Therefore, the Partners consent to and hereby waive proceeding with the capital call process set forth in Section 3.3.7 of the Partnership Agreement and the dilution process set forth in Section
3.3.4 of the Partnership Agreement and further agree that the provisions of Section 3.3.4 thereof (including without limitation the provisions of Section 3.3.4(i)) shall be inapplicable. As consideration for the indemnity agreement set forth in Section 6, and the releasing of Maui and Kapalua from their obligations pursuant to the Partnership Agreement, Maui and Kapalua agree that effective October 31, 1995, (the "Date of Dissolution"), Maui and Kapalua will transfer their respective 25% interests in the Partnership, which constitutes their entire interest in the Partnership, to NI Hawaii at which time they shall cease to be Partners of the Partnership and shall retain no interest, in equity or otherwise, in the Partnership nor receive any future revenues, distribution, compensation or proceeds from liquidation, if any.
In addition, the Partners agree that as of the Date of Dissolution, Maui and Kapalua shall have no further duties, authority or obligations in connection with the Partnership, unless expressly set forth herein.

3.  Dissolution.

          As a result of Maui and Kapalua transferring an aggregate of 50% of the Partnership interest to NI Hawaii, NI Hawaii will own 100% of the Partnership and the Partners agree that the Partnership shall be dissolved as of the Date of Dissolution and the Liquidating Partner, as defined herein, shall be authorized to wind up, liquidate and terminate the Partnership.

4.  Appointment of Liquidating Partner and Winding up of
Partnership.

          NI Hawaii shall be the Liquidating Partner and shall have exclusive rights and responsibilities for winding up the Partnership business. After the Date of Dissolution, no other Partner shall have authority to act on behalf of or bind the Partnership or participate in its management or control for purposes of winding up its business or otherwise. As Liquidating Partner, NI Hawaii shall be responsible for the distribution and transfer of all Partnership assets and liabilities to NI Hawaii and the termination of the Partnership. NI Hawaii shall have the authority to act on behalf of or bind the Partnership for purposes of winding up the Partnership's business or related matters which shall include, but is not limited to, the full power and authority to:

          (a) Distribute, sell, transfer, hypothecate, pledge, or otherwise encumber or dispose of all the Partnership's assets;

          (b) Represent and act on behalf of the Partnership in all matters affecting it during the winding up period, including the power to engage professional and technical services of others (including without limitations, accountants, attorneys) and to institute and defend any legal proceedings that may be pending or brought by or against the Partnership;

          (c) Prepare, execute, file, record, and publish on behalf of the Partners and the Partnership any agreements, documents, or instruments, including federal and state tax returns to reflect the dissolution and termination of the Partnership;

          (d) Pay or otherwise settle or discharge all of the debts, liabilities, and other obligations of the Partnership;

          (e) Take all other action necessary, appropriate, or incidental to the foregoing powers or to the performance of the duties of the Liquidating Partner under this Agreement, which shall include but are not limited to, the publishing of the notice of dissolution to creditors and the filing of the General Partnership Dissolution Statement with the Department of Commerce and Consumer Affairs, State of Hawaii;

          (f) receive compensation and reimbursement for any and all costs and expenses incurred in connection with its duties as Managing Partner and Liquidating Partner;

          (g) On the Termination Date, which shall be defined as the date upon which all Partnership assets are assigned, transferred and conveyed to NI Hawaii, the Liquidating Partner shall have authority to execute any deeds, bills of sale, assignments or other conveyance documents by and for the Partnership that shall be necessary or appropriate to evidence or effect the transfer of the Partnership assets, which shall include but are not limited to, any and all leases, hotel ground lease, operating agreement, contracts, permits, rights, licenses, rental, revenues, goodwill, improvements, income and settlements.

5.  Distribution of Assets.

          The Partners agree that any and all Partnership assets shall be distributed, transferred and conveyed to NI Hawaii and Maui and Kapalua shall receive no distribution from the Partnership. The Partners waive any right to an accounting for the winding up of the Partnership.

6.  Indemnification.

          NI Hawaii shall indemnify, defend and hold harmless, each of the other Partners from and against all debts, liabilities, claims and obligations of any nature in any way relating to the Partnership's assets or its obligations ("Partnership Obligations") that: (a) are known to exist by NI Hawaii (whether or not the amount thereof is ascertainable) as of the Date of Dissolution; or
(b) are attributable to any action taken by the Managing Partner or Liquidating Partner acting in such capacity after the Date of Dissolution; or (c) arise in the course of operations of the Partnership assets conducted after the Date of Dissolution.

7.  Mutual Representations and Warranties.

          The Partners represent and warrant to each other that, except as stated in the Partnership books and reflected in the Partnership's financial statements as of September 30, 1995, that:
(a) each Partner has not incurred, or is not aware of potentially incurring, any obligations or liability, on behalf of or as apparent agent of the Partnership or the other Partners, or for which the Partners may be charged, or for which the Partners intend to claim, refund or reimbursement from the Partnership; and (b) the Partners have not received, discharged or transferred any credit, moneys, property, or other assets of the Partnership. These representations and warranties shall survive the final termination of the Partnership.

8.  Waiver

          Maui and Kapalua hereby waive any and all claims, if any, against NI Hawaii arising from or connected with its roles as Managing Partner or Liquidating Partner, or arising out of the winding up of the Partnership, except for losses, claims, expenses, damages, liabilities, or obligations arising from or connected with NI Hawaii's willful misconduct or the breach by NI Hawaii of its obligations under this Agreement.

          Maui and Kapalua also hereby waive any claims for damages, if any, arising out of NI Hawaii's discussions or negotiations for its own account and interest with Lender during the winding up period, which includes but is not limited to, any discussions with The Long-Term Credit Bank of Japan, Ltd. ("Lender") on its own behalf regarding the restructuring of or purchase of the Loan (the "Loan Restructure"). Maui and Kapalua hereby waive any and all claims or causes of action arising out of potential conflicts of interest of NI Hawaii in its capacity as General Partner, Managing Partner or Liquidating Partner associated with the winding up of the Partnership and the negotiations with the Lender for the Loan Restructure. Subject to the exceptions set forth in the first paragraph of Section 8, Maui and Kapalua knowingly and willingly waive any and all claims and/or causes of action arising out of any breach of fiduciary duties by NI Hawaii, if any, pursuant to the Partnership Agreement or under general partnership law arising out of the winding up of the Partnership and/or negotiations with the Lender for the Loan Restructure.

9.  Memorandum of Understanding.

          The Partners agree that the Memorandum of Understanding dated June 15, 1995, by and among Maui Hotels, Kapalua Investment Corp., NI Hawaii Resort, Inc., Kapalani L.P., and Maui Land & Pineapple Company, Inc., continues to be in effect and the Partners shall proceed in good faith to cause their respective affiliates to consummate the terms of certain modifications to: (1) that certain Hotel Ground Lease dated September 26, 1990, and certain other agreements (including the modifications contemplated by those certain letters dated June 13, 1995, executed by Kapalua Land Company and dated June 15, 1995, executed by NI Hawaii); and (2) that certain Operating Agreement dated September 26, 1990.

10.  Notices.

          All notices, requests, demands, and other communications under this agreement shall be in writing, an shall be deemed to have been duly given on the date of delivery if personally delivered to the person to whom notice is to be given, or on the third day after mailing if mailed to the person to whom notice is to be given by first class mail, postage prepaid, and properly addressed to that person as follows:

          Kapalua Investment Corp.
          c/o Kapalua Land Company, Ltd.
          500 Office Road
          Kapalua, Maui, Hawaii  96761

          Attention: Donald A. Young

          NI Hawaii Resort, Inc.
          745 Fort, Hawaii Building 8th Floor
          Honolulu, Hawaii 96813

          Attention: Toru Okuyama/Alan M. Goda, Esq.

          Maui Hotels
          c/o The Ritz-Carlton Hotel Company
          3414 Peachtree Road, N.E., Suite 300
          Atlanta, Georgia  30326

          Attention:  J. Richard Stephens

11.  Miscellaneous.

          11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

          11.2 Entire Agreement. This Agreement constitutes the entire agreement between the Partners relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written.

          11.3 Interpretation. No provisions of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          11.4 Counterparts, Captions, Appendices. This Agreement may be executed in counterparts, each of which shall be deemed an original and all which shall constitute one and the same instrument. The captions are for convenience of reference only, and shall not affect the meaning or construction to be given any of the provisions hereof.

          11.5 Attorney's Fees. If any action, suit or proceeding is brought by any party hereto with respect to this Agreement, the prevailing party in any such action, suit or proceeding shall be entitled to recover from the other party or parties, in addition to such other relief as the court may award, all reasonable attorney's fees and costs of the action, suit or proceeding incurred by the prevailing party in connection with such action, suit or proceedings.

          11.6 Amendments. The terms of this Agreement may not be amended, waived or extended except by a written instrument signed by the party against whom any such amendment, waiver or extension is to be enforced.

          11.7 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon each of the parties and their respective heirs, executors, administrators, legatees, distributees, representatives, assignees, and other successors.

          11.8 Confidentiality. Any information or communication in connection with this Agreement shall remain confidential and shall not be provided to any third party without the prior written consent of the other parties, excluding the attorneys and accountants of each party or as required by law or under court order in which case the other parties shall consent (where said consent shall not unreasonably be withheld) to such disclosure after receipt of the nature of the demand for such disclosure and the content of the information to be disclosed prior to said disclosure to any third party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers or their respective General Partners, each on the day and year first above written.

                                   KAPALUA INVESTMENT CORP.


                                   By  /S/  PAUL J. MEYER
                                   Name:  Paul J. Meyer
                                   Office:  Executive Vice President/Finance

                                                "Kapalua"


                                   MAUI HOTELS, a Georgia Limited Partnership

                                   By  THE RITZ-CARLTON HOTEL
                                   COMPANY, Its General Partner


                                   By   /S/ RUFUS A. CHAMBERS
                                   Name:  Rufus A. Chambers
                                   Office:  Secretary

                                             "Maui"


                                    NI HAWAII RESORT, INC.

                                    By   /S/ TORU OKUYAMA
                                    Name:  Toru Okuyama
                                    Office:  Vice President-Secretary

                                            "NI Hawaii"